     As filed with the Securities Exchange Commission on November 21, 1996

                                                   Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         QUINTILES TRANSNATIONAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


North Carolina                                                56-1714315
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

4709 Creekstone Drive, Riverbirch Building, Suite 300
Durham, North Carolina                                        27703-8411
(Address of Principal Executive Offices)                      (Zip Code)



           QUINTILES TRANSNATIONAL CORP. EMPLOYEE STOCK PURCHASE PLAN
                  QUINTILES BRI NONQUALIFIED STOCK OPTION PLAN
         INNOVEX LIMITED 1996 UNAPPROVED EXECUTIVE SHARE OPTION SCHEME
                           (Full title of the plans)

                           Dennis B. Gillings, Ph.D.
               Chairman of the Board and Chief Executive Officer
                         Quintiles Transnational Corp.
             4709 Creekstone Drive, Riverbirch Building, Suite 300
                       Durham, North Carolina 27703-8411
                    (Name and address of agent for service)

                                 (919) 941-2000
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gerald F. Roach, Esq.
                            Robert E. Duggins, Esq.
         SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                              Post Office Box 2611
                       Raleigh, North Carolina 27602-2611
                                 (919) 821-1220

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of securities to be registered    Amount to               Proposed          Proposed maximum           Amount of
                                           be               maximum offering      aggregate offering       Registration
                                      registered(1)        price per share(2)           price                 fee(3)
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01             1,486,265              $61.375              $91,219,514             $27,642
            per share                         shares
========================================================================================================================

 (1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the plans.

 (2) Pursuant to Rule 457(c), based upon the average of the high and low prices for the Company's Common Stock reported on the Nasdaq Stock Market on November 19, 1996

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE

     As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this registration statement omits the information specified in
Part I (Items 1 and 2) of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plans as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated herein by reference:

            (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

            (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996.

            (c) Current Reports on Form 8-K dated April 16, 1996 and October 6, 1996.

            (d)  Registration Statement on Form 8-A filed with the
                 Commission on February 28, 1994 and amended April 11, 1994 containing a description of the Common Stock of the Company.

     All reports and other documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The North Carolina Business Corporation Act contains provisions prescribing the extent to which present or former directors, officers, or employees of a corporation shall or may be indemnified against liabilities that they may incur in their capacities as such. Under those provisions, the availability or requirement of indemnification or reimbursement of expenses is dependent on numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The statute also permits the corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities that they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute.

     As permitted by North Carolina law, Article IX of the Company's Bylaws provides for the indemnification of directors and officers, employees, or agents of the Company within the limitations permitted by North Carolina law.

     As permitted by North Carolina law, Article XI of the Company's Amended and Restated Articles of Incorporation also provides for the limitation of the personal liability of directors from monetary damages for breach of duty as a director provided that the limitation of liability does not apply to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation;
(ii) any liability under North

Carolina Business Corporation Act Section 55-8-33; (iii) any transaction from which the director derived an improper personal benefit; or (iv) acts or omissions occurring prior to the date the provision became effective.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed or incorporated by reference as a part of this registration statement:

Exhibit  Description
No.


4.1      Quintiles Transnational Corp. Employee Stock Purchase Plan

4.2      Quintiles BRI Nonqualified Stock Option Plan

4.3      Innovex Limited 1996 Unapproved Executive Share Option Scheme

5        Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
         L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2     Consent of Ernst & Young LLP

24.1     Power of Attorney (included as part of the signature page)

ITEM 9.  UNDERTAKINGS

      a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            Provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      h) The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 21st day of November, 1996.


                                    QUINTILES TRANSNATIONAL CORP.



                                    By:  /s/ Dennis B. Gillings
                                         ----------------------------------
                                         Dennis B. Gillings
                                         Chairman of the Board of Directors
                                         and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis B. Gillings and Rachel R. Selisker and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on November 21, 1996 in the capacities indicated.


         SIGNATURE                        TITLE


/s/ Dennis B. Gillings                    Chairman of the Board of Directors,
------------------------                  President and Chief
Dennis B. Gillings                        Executive Officer

/s/ Santo J. Costa                        President, Chief Operating Officer
------------------------                  and Director
Santo J. Costa

/s/ Rachel R. Selisker                    Chief Financial Officer, Vice
------------------------                  President Finance, Treasurer
Rachel R. Selisker                        and Director (Principal Accounting
                                          and Financial Officer)

/s/ William A. Sollecito                  Director
------------------------
William A. Sollecito

/s/ Ludo J. Reynders                      Director
------------------------
Ludo J. Reynders

/s/ Sara B. Creagh                        Director
------------------------
Sara B. Creagh

/s/ Richard H. Thompson                   Director
------------------------
Richard H. Thompson

/s/ Chester W. Douglass                   Director
------------------------
Chester W. Douglass

/s/ John G. Fryer                         Director
------------------------
John G. Fryer

                                          Director
------------------------
Eric J. Souetre

/s/ Arthur M. Pappas                      Director
------------------------
Arthur M. Pappas

/s/ Robert C. Bishop                      Director
------------------------
Robert C. Bishop

/s/ Lawrence Lewin                        Director
------------------------
Lawrence Lewin

                         QUINTILES TRANSNATIONAL CORP.
                                 EXHIBIT INDEX


Exhibit  Description                                                               Page
No.                                                                                No.
-------  -----------

4.1      Quintiles Transnational Corp. Employee Stock Purchase Plan

4.2      Quintiles BRI Nonqualified Stock Option Plan

4.3      Innovex Limited 1996 Unapproved Executive Share Option Scheme

5        Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1     Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
         L.L.P. (contained in the opinion submitted as Exhibit 5 hereto)

23.2     Consent of Ernst & Young LLP

24.1     Power of Attorney (included as part of the signature page)

